Exhibit 10.7

AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT LETTER

The Amended and Restated Employment And Non-Competition Agreement (the “Employment Agreement”), dated as of December 16, 2008, between ExlService Holdings, Inc. (the “Company”) and Rohit Kapoor, is hereby amended as follows, effective as of the date set forth below unless provided otherwise herein:

1. Increase in Base Salary. Pursuant to the provisions of Section 4(a) of the Employment Agreement, Mr. Kapoor’s annual base salary is hereby increased to $500,000 effective as of the date hereof.

2. Extension of Employment Term. The Employment Term (as defined in Section 2 of the Employment Agreement) is hereby extended to December 31, 2012.

3. Clerical Amendment. The last sentence of Section 7(f) of the Employment Agreement is amended by replacing “the Effective Date” with “September 30, 2006”.

4. Increase in Auto Lease Allowance. Clause (i) of Item 3 of Schedule 6 of the Employment Agreement is amended by replacing “$1,200” with “$1,400.”

5. Continuing Effect of the Employment Agreement. Except as expressly modified hereby, the provisions of the Employment Agreement are and shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have acknowledged and executed this amendment to the Employment Agreement on March 16, 2010.

EXLSERVICE HOLDINGS, INC.

By: /s/ Amit Shashank
Name: Amit Shashank
Title: General Counsel

/s/ Rohit Kapoor
Rohit Kapoor